UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                                   reported):

                                 October 1, 2005

                                 ---------------


                               RENTRAK CORPORATION
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

         0-15159                                93-0780536
(Commission File Number)              (IRS Employer Identification No.)

         One Airport Center
         7700 N.E. Ambassador Place
         Portland, Oregon                                        97220
         (Address of principal executive offices)               (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 284-7581

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective October 1, 2005, Rentrak Corporation ("Rentrak") entered into an employment agreement with Allan McLennan providing for his employment as President, Advanced Media and Information Division. Mr. McLennan most recently has been Principal and Managing Partner of Puremac Advanced Digital Media and previously held executive positions with Lumenati.NetTV and Media Station, Inc.

The agreement, which expires October 31, 2006, provides for:

o An annual base salary of $275,000, subject to review April 1, 2006, for increase by the Compensation Committee based on Mr. McLennan's performance and Rentrak's performance and economic prospects for the coming fiscal year.

o Participation in Rentrak's Annual Incentive Compensation Plan pursuant to which Mr. McLennan will have opportunities to receive bonus compensation based on predetermined incentive target levels and performance criteria established in the discretion of Rentrak's Compensation Committee.

o Participation in Rentrak's Bonus Pool Program pursuant to which Mr. McLennan will have a target bonus amount of $40,000 for fiscal 2006, with a guaranteed amount of $20,000 for fiscal 2006 if he remains employed through March 31, 2006.

o A signing bonus of $10,000, which Mr. McLennan is required to repay if he voluntarily terminates his employment before October 31, 2006.

o An Information Division Performance Incentive Bonus equal to 15% of the division's fiscal 2006 operating income in excess of a specified target amount.

o Participation in Rentrak's 2005 Stock Incentive Plan, with an initial grant of a nonqualified employee stock option for 75,000 shares of Rentrak common stock at an exercise price of $9.495 per share (the fair market value, as defined, on October 3, 2005, the date of grant) vesting over four years.

If Mr. McLennan dies or becomes disabled, he or his estate will be entitled to accrued base salary, a prorated portion of bonus amounts, and other employee benefits then in effect through the date of termination of employment. If Mr. McLennan's employment is terminated before a change in control of Rentrak occurs, by Rentrak without cause or by Mr. McLennan for good reason, in addition to the benefits payable as described in the preceding sentence, he will be entitled to severance payments equal to his monthly base salary for 12 months. If Mr. McLennan's employment is terminated during the term of the agreement and after a change in control of Rentrak occurs, either without cause or for good reason, he will be entitled to a lump sum payment equal to two times his annual base salary, together with continuation of benefits for two years, subject to reduction to the extent that his after-tax benefit would be larger as a result of the excise tax on excess parachute payments. No severance benefits are payable if Mr. McLennan's employment is terminated by Rentrak for cause or voluntarily by Mr. McLennan other than for good reason. The terms "cause," "good reason," and "change in control" are defined in the agreement.

Mr. McLennan will be a part-time employee through October 31, 2005, at which time he will become a full-time employee. The agreement provides for a lump-sum payment of $43,000 to Mr. McLennan to cover his expenses of relocating to Portland, Oregon, which is anticipated to occur by January 1, 2006.

The above summary description of the employment agreement is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit
10.1 to this report and incorporated by reference.



ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

The following exhibit is filed with this Form 8-K:

10.1 Employment Agreement between Rentrak Corporation and Allan McLennan entered into as of October 1, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   RENTRAK CORPORATION


Dated:  October 7, 2005            By:  /s/ Paul A. Rosenbaum
                                      ------------------------------------------
                                      Paul A. Rosenbaum
                                      Chairman, President, and
                                      Chief Executive Officer